UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2017

EnerJex Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 592-1670

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

Private Placement

On December 20, 2017, EnerJex Resources, Inc. (the “Company”) entered into a Stock Purchase Agreement for the sale of 1,061,750 shares of its Series A 10% Preferred Stock (“Preferred Stock”). The Preferred Stock was sold to one investor at $0.612 per share or the aggregate of $649,791. The Company intends to use the proceeds from the sale of the Preferred Stock to satisfy certain closing conditions of its previously announced Agreement and Plan of Merger with AgEagle Aerial Systems Inc.

The Preferred Stock was issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933. The securities will not be or have not been registered under The Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The above agreement is qualified in its entirety by the contract between the Company and the Purchaser. A copy thereof is attached as Exhibit 10.01 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of December 20, 2017, by and between EnerJex Resources, Inc. and the Purchaser thereto.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2017	EnerJex Resources, Inc.

/s/ Louis G. Schott
	Name:	Louis G. Schott
	Title:	Interim Chief Executive Officer

3

Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of December 20, 2017, by and between EnerJex Resources, Inc. and the Purchaser thereto.

4